3DIcon Announces Management Briefing

Presents Redesigned Corporate Website

TULSA, OK – (Marketwire) – 3/31/2014 – 3DIcon Corporation (OTCQB:TDCP), a developer of three-dimensional projection display technologies, today announced that it will hold a Management Briefing for its shareholders on June 19, 2014 in Tulsa, Oklahoma, and that its redesigned website is now functioning.

The Company, which has over 7,000 shareholders, welcomes the opportunity to have a dialogue with its shareholders regarding its current plans and future prospects. Accordingly, the briefing will include a call-in capability, so that any shareholder who cannot attend in person will have the opportunity to listen to the presentations and questions and answers from those in attendance and to call in and ask a question of Management.

CEO Victor Keen said, “We are excited to host a company briefing that maximizes the opportunity for as many shareholders as possible to participate.” The Board of Directors, including Mr. Keen, John O’Connor, Chairman of the Board of Directors, and Martin Keating, Founder of 3DIcon, will attend as well as Dr. Hakki Refai, CTO and inventor of CSpace, and other members of the Business and Technical Advisory Boards as available.

Information on how to use the call-in system will be posted on the Company’s website in the near future.

Shareholders who would like to receive meeting notices from 3DIcon electronically are invited to send an email to info@3dicon.net noting their consent to such manner of notice.

The Company also announced today that it has redesigned and updated its website to better inform shareholders of Company activities. CEO Victor Keen said, “The Company is excited to have a more easily navigated way to keep our shareholders and other interested persons up to date on our technology and strategy.”

To view our updated website, visit www.3dicon.net.

About 3DIcon Corporation

3DIcon Corporation (the "Company", "3DIcon", "we", "us" or "our") is a developer of projection 3D display technologies. The Company's patented volumetric 3D display technology, CSpace®, is being developed to produce 360-degree viewable, high-resolution, color images, and is intended for use in government and industrial applications such as air traffic control, medical imaging, automotive & aerospace design, geological visualization, weather visualization, battle space visualization, and cargo / baggage / people scan visualization. The Company also sells a software product, Pixel Precision®, a simple-to-use image creation / manipulation tool for engineers developing systems based on Texas Instruments' DLP® line of products. For more information please visit www.3dicon.net

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

With the exception of historical information, the matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of 3DIcon could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by 3DIcon, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

CONTACT:

3DIcon Corporation

Judy Keating

918-494-0509